SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ENTERASYS NETWORKS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Proxy Information
In connection with Enterasys’ solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, Enterasys will file with the Securities and Exchange Commission (the “SEC”), and will furnish to its shareholders a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s Web site at www.sec.gov. Shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) on the Web at www.enterasys.com, or by directing a request by mail or telephone to Enterasys Networks, Inc., 50 Minuteman Road, Andover, MA, 01810, Attention: Investor Relations; Telephone: 978-684-1473.
Enterasys and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Enterasys’ shareholders in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Enterasys’ proxy statement relating to proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Enterasys common stock as of August 30, 2005, is also set forth in the Schedule 14A filed by Enterasys on September 15, 2005, with the SEC.
This filing contains forward-looking statements regarding future events, activities and financial performance, such as management’s expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as “we expect,” “we believe,” “we anticipate,” or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: risks associated with the proposed merger; worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2005.
This filing is a presentation to customers regarding the transaction.

Enterasys to be Acquired by Private Equity Investors Presentation to Customers November XX, 2005

In connection with Enterasys' solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, Enterasys will file with the Securities and Exchange Commission (the "SEC"), and will furnish to its shareholders a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's Web site at www.sec.gov. Shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) on the Web at www.enterasys.com, or by directing a request by mail or telephone to Enterasys Networks, Inc., 50 Minuteman Road, Andover, MA, 01810, Attention: Investor Relations; Telephone: 978-684-1473. Enterasys and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from Enterasys' shareholders in favor of the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in Enterasys' proxy statement relating to proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Enterasys common stock as of August 30, 2005, is also set forth in the Schedule 14A filed by Enterasys on September 15, 2005, with the SEC. Proxy Information

Transaction Overview Enterasys has signed a definitive agreement to be acquired by an investment group led by The Gores Group, LLC and Tennenbaum Capital Partners, LLC. Each outstanding share of Enterasys common stock will be converted into the right to receive $13.92 in cash. $386M deal expected to close in the first quarter of 2006, subject to shareholder approval and other customary closing conditions, including regulatory approvals. Current senior management team will continue to lead the Company. Corporate headquarters will remain in Andover, Massachusetts.

Why The Time Is Right Going private allows us to unlock value for shareholders, customers and employees. Sale price represents an excellent value for shareholders. Premium of 32 percent over Nov. 11 closing price Substantial premium over Company's enterprise value Enterasys has successfully repositioned itself in the marketplace and has essentially turned the corner financially. Secure Networks leadership established Solid operational and financial position. Strong Q3 results

Why We Feel Good About This Transaction Financial backing and insight of Gores and Tennenbaum will open doors to market opportunities not available to Enterasys today. Investors and Enterasys have the same vision for growth. Firms have established track records of successfully working with management to grow companies in the technology space We share long-term view of expanding the business and meeting needs of customers and partners, now and in the future Acquisition will enable Enterasys to be an active participant in future industry consolidation.

The New Investors' Perspective Gores and Tennenbaum believe Enterasys is ideally positioned to build on its leadership position going forward. Investors see transaction as creating a platform from which Enterasys can actively participate in-and ultimately drive-future networking industry consolidation. They are excited about Enterasys and its future as a provider of innovative Secure Networks(tm) products, services and solutions. Transaction will provide Enterasys with additional flexibility and resources to adapt to the changing environment and continue delivering Secure Networks solutions that meet your needs.

What It Means to You It will continue to be business-as-usual here at Enterasys. The long-term interests of the investors and Enterasys closely align with yours. Investors share Enterasys' strong commitment to superior customer service, which will continue to guide the Company's decisions going forward Success depends on growth-not eliminating products or reducing service and support levels. We will continue to invest in product roadmap and enhancing customer support capabilities. No change in strategic direction-we will continue to implement our plans, better and faster. We will keep you informed about our progress.

Frequently Asked Questions Will I receive the same service and support after the transaction is complete? Yes, we are committed to maintaining the same high levels of service and support. Will Enterasys remain committed to its product roadmap? Yes, both Enterasys and the investors are focused on long-term growth and continued innovation. Will there be layoffs following the completion of the transaction? The focus is on growth, not restructuring or cutbacks. How do employees feel about this plan? They are optimistic about the future. They see the clear benefits that Enterasys will realize from being a private company with strong financial backers. How can I be sure that Enterasys will be around to support me in the future? Gores and Tennenbaum are making sizeable investments in Enterasys. They are committed to growth and positioning the company for long-term success. How would you describe Enterasys' strategy for meeting customer needs? Our mission remains to help you achieve your institutional goals so that both our organizations can grow together.